Exhibit 10.17

This Agreement is entered into this 2nd day of May, 2007 (“Effective Date”), by and between Whitney Information Network, Inc. (“WIN”) to include its affiliates and subsidiaries, and Rich Dad Education, LLC (“Rich Dad”) to include its subsidiary entity.

WHEREAS, Rich Global, LLC and Whitney Information Network, Inc. together comprise the complete Members of Rich Dad; and

WHEREAS, Rich Dad Education Limited is duly organized in the United Kingdom and is a wholly owned subsidiary of Rich Dad; and

WHEREAS, Whitney Information Network, Inc. is the Managing Member of Rich Dad, and is rendering certain administrative services for Rich Dad, to include those associated with its services being rendered for Rich Dad Education, Limited, pursuant to an Administrative Services Agreement dated July 18, 2006 between the parties.

NOW, THEREFORE, the parties hereby agree as follows:

Rich Dad has agreed to transfer all of its beneficial and equity ownership interest in Rich Dad Education Limited to WIN for the sum of one dollar ($1.00).

Rich Dad reserves the right to recall or buy back the transferred shares at any time upon payment of one dollar ($1.00) to WIN.

Rich Dad hereby agrees to indemnify, defend and hold WIN and its affiliates, officers, directors, agents, owners, employees, trustees, successors and assigns harmless with respect to any claims, actions, causes of action, damages, expenses, court costs, attorney fees (including any fees and costs incurred on appeal), liability damage or judgment suffered by either Rich Dad or its agents or WIN or its agents, resulting from or attributable to (i) the transfer of the beneficial and equity ownership interest pursuant to this Agreement and/or (ii) WIN’s rendering of administrative services described herein.  Such claims, actions, causes of action, damages, expenses, court costs, attorney fees (including any fees and costs incurred on appeal), liability damage or judgment suffered shall include, but note be limited to those claims pertaining to personal injury, property damage, tax liabilities, or infringement of copyright, trademark, patent or other proprietary right.  These indemnification obligations shall survive the return transfer of equity and beneficial ownership interests from WIN to Rich Dad.

Agreed and Accepted to this 2nd day of May, 2007.

Kim Kiyosaki for Rich Global, LLC, member of Rich Dad Education, LLC, sole member for Rich Dad Education Limited

Ronald Simon as Secretary for Whitney Information Network, Inc., member of Rich Dad Education LLC